Exhibit 107

Calculation Of Filing Fee Tables

Form S-8

(Form Type)

Archer Aviation Inc.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	15,320,111(2)	$5.02(3)	$76,906,957.22	0.00014760	$11,351.47
Equity	Class A Common Stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	2,679,473(4)	$4.27(5)	$11,441,349.71	0.00014760	$1,688.75
Total Offering Amounts					$88,348,306.93		$13,040.22
Total Fee Offsets(6)							-
Net Fee Due							$13,040.22

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Archer Aviation Inc.’s (the “Registrant”) Class A Common Stock.

(2)	Represents additional shares of Class A Common Stock to be registered and available for grant under the Registrant’s Amended and Restated 2021 Equity Incentive Plan (the “Amended and Restated 2021 Plan”) resulting from the annual automatic increase in shares available for issuance under the Amended and Restated 2021 Plan pursuant to the provision of the Amended and Restated 2021 Plan providing for an annual automatic increase in the number of shares reserved for issuance under the Amended and Restated 2021 Plan.

(3)	Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange on February 22, 2024, which date is within five business days prior to the filing of this Registration Statement.

(4)	Represents additional shares of Class A Common Stock to be registered and available for grant under the Registrant’s 2021 Employee Stock Purchase Plan (the “Purchase Plan”) resulting from the annual automatic increase in shares available for issuance under the Purchase Plan pursuant to the provision of the Purchase Plan providing for an annual automatic increase in the number of shares reserved for issuance under the Purchase Plan.

(5)	Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange on February 22, 2024, which date is within five business days prior to the filing of this Registration Statement, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the Purchase Plan.

(6)	The Registrant does not have any fee offsets.